Exhibit 99.(p).10

LaSalle Investment Management Securities

Subject	Original Date of Issue
CODE OF ETHICS POLICY	January 13, 2005

I. Introduction

The following policies and procedures (collectively, the “Procedures”) have been adopted by LaSalle Investment Management Securities, LLC (“LaSalle US”), LaSalle Investment Management Securities B.V. (“LaSalle BV”) and LaSalle Investment Management Securities Hong Kong (“LaSalle HK”, and collectively with LaSalle US and LaSalle BV, “LaSalle”)). These Procedures are designed to foster compliance with the local regulations applicable to each of the LaSalle entities, to ensure that actions taken are in the best interests of LaSalle’s clients and to eliminate transactions suspected of being in conflict with the best interests of LaSalle’s clients, including with respect to securities trading by LaSalle “Access Persons”.

The Securities Trading Committee (the “Committee”) has the responsibility for interpreting these Procedures and for determining whether a violation of these Procedures has occurred. The Committee shall follow the procedures set forth in Section V of this Code; and, in the event it determines that a material violation has occurred, the Committee shall take such action as it deems appropriate. Any questions regarding these Procedures should be referred to LaSalle’s Chief Compliance Officer. A listing of Committee members is set forth in Exhibit A. A senior officer of LaSalle HK or LaSalle BV will be asked to participate in a Committee meeting in the event an employee of that affiliate violates these Procedures.

II. Definitions

For purposes of these Procedures, the following terms shall have the meanings set forth below:

A.	“Access Person” is a defined term in the United States Investment Advisers Act of 1940, which is the reason for its adoption herein. Access Person means any director, officer, partner or employee of LaSalle who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made, or who, in connection with his or her duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations; and any of the following persons who obtain information concerning securities recommendations being made by such investment adviser prior to the effective dissemination of such recommendations or of the information concerning such recommendations: (i) any person in a control relationship to the investment adviser, (ii) any affiliated person of such controlling person, and (iii) any affiliated person of such affiliated person.

For purposes of this policy, all LaSalle HK and LaSalle BV employees are deemed Access Persons. With respect to LaSalle US, employees in the following groups and their supervisors are deemed Access Persons: Portfolio Managers, Portfolio Management Analysts (PMAT), Trading, Trade Operations and Product Development. Employees associated with LaSalle

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Investment Management KK who assist in the day to day management of LaSalle US’s Japanese clients are also Access Persons only for purposes of these Procedures.

B.	“Personal Brokerage Account” means any brokerage account in which the Access Person has a direct or indirect Beneficial Ownership interest (e.g., brokerage accounts in the name of the Access Person, his or her spouse and minor children, adults living in his or her household and in the name of trusts for which the Access Person is a trustee or in which the Access Person has a Beneficial Ownership interest), including any retirement account or account associated with a company stock purchase plan capable of transacting in Reportable Securities (e.g., Individual Retirement Accounts, self-directed 401(k) plans) in which an Access Person may trade or custody a Reportable Security, even if the account currently holds only non-Reportable Securities. Accounts in which Access Persons have no investment discretion are not required to be disclosed in any report required to be submitted hereunder.

Personal Brokerage Account does not include (i) United States Internal Revenue Code (IRC) § 529 college savings plans or (ii) employer sponsored IRC § 401(k) retirement accounts that are structured to hold only open-end mutual funds registered under the United States Investment Company Act of 1940.

C.	“Advised Fund Shares” means shares in any fund for which LaSalle acts as an adviser or sub-adviser pursuant to a written advisory agreement.

D.	“Beneficial Ownership” means:
1.	the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or

2.	the power to vest ownership in oneself at once or at some future time.

Generally a person will be regarded as having a direct or indirect beneficial ownership interest in securities held in the name of himself, his spouse, minor children who live with him, and any other relative (parents, adult children, brothers, sisters, etc.) whose investments he directs or controls, whether the person lives with him or not. Exhibit B to these Procedures provides a more complete description of beneficial ownership as well as examples of beneficial ownership.

E.	“Restricted Security” means any Reportable Security issued by an issuer whose primary business is investments in real estate. For purposes of clarity, Restricted Securities include issuers in LaSalle’s investment universe, as well as mortgage REITs and “homebuilder” issuers.

F.	A “Reportable Security” means any note, stock, treasury stock, bond, debenture, shares of open-end or closed-end exchange-traded funds, shares of a closed-end investment company, shares of mutual funds not registered under the United States Investment Company Act of

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1940, Advised Fund Shares, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

F.	“Supervised Person” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of LaSalle, or other person who provides investment advice on behalf of LaSalle and is subject to the supervision and control of LaSalle. All LaSalle employees are deemed Supervised Persons for purposes of these Procedures.

III.      Personal Trading Restrictions

Supervised Persons may purchase and sell Reportable Securities except as limited below:

A.       Personal Trading.

No Supervised Person may personally acquire a Beneficial Ownership in a Restricted Security. The following securities may be purchased and sold without any restriction under this policy even if they are issued by, or represent indirect investments in securities of, issuers of Restricted Securities:

(i)	Securities issued or guaranteed by the U.S. Government (or any other foreign government with the approval of the Chief Compliance Officer);

(ii)	Money market instruments, such as banker’s acceptances, certificates of deposit or repurchase agreements;

(iii)	Exchange-traded funds, mutual funds and closed end funds;

(iv)	Securities issued by Jones Lang LaSalle Incorporated (note that JLL Global Policy No. 8 prohibits employees from engaging in option or hedging transactions on Jones Lang LaSalle stock);

(v)	Options on a currency; or

(vi)	Securities acquired upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent such rights are acquired from such issuer, and sales of such rights so acquired.

B.      Transactions in Advised Fund Shares.

Supervised Persons (i) must pre-clear any purchase or sale of any Advised Fund Shares with the Chief Compliance Officer, of his designee, and (ii) may not purchase and sell, or sell and purchase, shares in any Advised Fund Shares within 60 calendar days; provided, however, that the Chief

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Compliance Officer may make exceptions to this prohibition on a case-by-case basis in situations where no abuse is involved, and the equities strongly support an exception.

C.      Purchase of New Issues During the Initial Public Offering or in a Limited Offering.

No Access Person may purchase or become the Beneficial Owner of (i) a new issue of securities (other than securities issued by investment companies or collective investment schemes) during the initial public offering thereof or (ii) securities that are issued in a private placement under the laws of the jurisdiction1 in which such security is purchased.

This Section C. shall not apply to limited offerings of funds sponsored or advised by LaSalle Investment Management, Inc. or its affiliates. To the extent that LaSalle is engaged by an affiliate to perform sub-advisory responsibilities to a fund or a public non-traded REIT, Section B. shall apply and a LaSalle employee will be required to seek prior approval for a transaction in the Advised Fund Shares.

IV.     Other Conduct Requirements

A.      Boards of Directors

No Access Person shall serve as a director of another company which issues Restricted Securities. Notwithstanding the foregoing, if an Access Person is a director of a company which issues Restricted Securities as of the date these Procedures are adopted or is the director of a company which becomes the issuer of Restricted Securities after such Access Person has already become a director of such company, such Access Person may continue to serve as such director as long as such Access Person resigns as such director as soon as reasonably possible; provided, however, such Access Person shall not participate in any discussions within LaSalle regarding that company as long as such Access Person continues to serve as a director of that company.

B.      Compliance with Laws

In addition to the requirements set forth in this policy, all Supervised Persons shall comply with the securities laws applicable to the regions in which they operate.

V.      Personal Trading Reporting and Disclosure

The Initial Holdings Report, Annual Holding Report and Quarterly Transactions Report (collectively, “Reports”) all require disclosure of the Access Person’s holdings in Reportable Securities. This means that holdings and transactions in any Reportable Security held in any

1 Relevant private placement requirements in the United States are set forth in Sections 4(a)(2) and 4(6) of the U.S. Securities Act of 1933 and Regulation D promulgated thereunder.

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Personal Brokerage Account, as well as Advised Fund Shares, require disclosure on a quarterly basis.

Restricted Securities may not be held or traded by Supervised Persons. Members of the Legal & Compliance Department review the Reports to ensure Restricted Securities are not held in employee Accounts. LaSalle employees are responsible for reviewing their personal investments and notifying the Legal & Compliance Department if they suspect a holding may be deemed a Restricted Security.

The Compliance Department uses the Compliance 11 system for automated transaction reporting and employees are expected to affirm their holdings and transactions as required through the system. If an Access Person is unable to link an account through the Compliance 11 system, the Access Person will be asked to forward duplicate copies of the brokerage statements to a local compliance officer.

The forms set forth in Exhibit C and D are legacy forms that should generally no longer be used to affirm holdings and transaction, but are being retained within this document as a visible example of the information that is required to be reported initially upon hire, and thereafter quarterly and annually.

A.      Initial Holdings Reports

Within 10 days of becoming an Access Person, each Access Person shall supply the Chief Compliance Officer, or if applicable the regional compliance officer, with an Initial Holdings Report identifying:

(i)	all Accounts; and

(ii)	all Securities holdings. Specifically, the Initial Holdings Report must contain the title, number of shares and principal amount of each Security as of the date the person became an Access Person and the date the report was submitted. The required format for the Initial Holdings Report is set forth in Exhibit C.

Each Access Person is required to update his or her list and to provide an updated list to the Chief Compliance Officer at the time the Access Person opens any new Account.

For LIMS Hong Kong employees, each Supervised Person is required to write to his or her brokerage to direct duplicate copies of his/her monthly/quarterly/annual statements to the regional Compliance Officer. This is to facilitate the periodic monitoring of the employees personal trades as specified under the SFC code.

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B.      Annual Holdings Reports

Within 30 days of each calendar year-end, each Access Person shall supply the Chief Compliance Officer, or if applicable the regional compliance officer, with an Annual Holdings Report identifying:

(i)	all Accounts showing information as of the calendar year-end; and

(ii)	all Securities holdings. Specifically, the report shall contain the title, number of shares and principal amount of each Security in which the access person had a direct or indirect beneficial ownership interest and the date the report was submitted. The required format for the Annual Holdings Report is set forth in Exhibit C.

C.      Quarterly Transaction Reports

Each Access Person is required to furnish a Quarterly Transaction Report, in the form of Exhibit D attached hereto, to the Chief Compliance Officer, , or if applicable the regional compliance officer, no later than 30 days after the end of each calendar quarter. The transaction report shall identify:

(i)       all Accounts opened during the quarter; and

(ii)      all Securities purchased during the quarter. Specifically, the report shall contain whether the transaction was a purchase or sale and the name of the Security, the date of the transaction, quantity, price, the name of the broker-dealer through which the transaction was effected and the date the report was submitted.

VI.      Policy Statement on Insider Trading

LaSalle seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. To further that goal, this Policy Statement implements procedures to deter the misuse of material, nonpublic information in securities transactions.

Accordingly, LaSalle forbids any Supervised Person (for purposes of Articles VI and VII, this term shall include spouses, minor children and adult members of their households) from trading, whether personally, on behalf of LaSalle or on behalf of others while in possession of material, nonpublic information or communicating material, nonpublic information to others in violation of the law. This conduct is frequently referred to as “insider trading.” This policy applies to every Supervised Person and extends to activities within and outside their duties at LaSalle.

Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties, including criminal sanctions. Additionally, in the United States, the SEC can recover the profits gained or losses avoided through the prohibited trading, impose a penalty of up to three times the illicit windfall and issue an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

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The term “insider trading” is the term generally refers to the use of material, nonpublic information to trade in securities (whether or not one is an “insider”) or to the communication of material, nonpublic information to others. While the laws concerning insider trading is not static, it is currently understood that insider trading laws generally prohibit:

•	Trading by an insider, while in possession of material, nonpublic information;

•	Trading by a non-insider, while in possession of material, nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; or

•	Communicating material, nonpublic information to others.

The elements of insider trading and the penalties for such unlawful conduct under U.S. law are described in Exhibit F attached hereto. Although this description is helpful for all employees as a general description of “insider trading” activity, LaSalle HK and LaSalle BV employees should also be familiar with local regulatory requirements and laws. For example, the LaSalle HK Compliance Manual contains a specific section on insider dealing and market manipulation and cross references specific provisions in the Hong Kong Securities and Futures Ordinance relating to insider trading and market manipulation. Similarly, the LaSalle BV Administrative Organization/Internal Controls Manual cross references certain rules requiring notification of instances of market manipulation and insider trading to the AFM. LaSalle BV employees should also be familiar with Chapter 5.4 of the Dutch Act on Financial Supervision (Wet op het financieel toezicht ), which contains prohibitions on insider trading and market manipulation.

Any Supervised Person who has any question concerning LaSalle’s policy and procedures regarding insider trading should consult with the Chief Compliance Officer. To protect yourself and LaSalle, you should contact the Chief Compliance Officer immediately if you believe that you may have received material, nonpublic information. Often, a single question can forestall disciplinary action or complex legal problems.

VII.      Procedures Designed to Detect and Prevent Insider Trading

The following procedures have been established to aid LaSalle and all Supervised Persons in avoiding insider trading, and to aid LaSalle in preventing, detecting, and imposing sanctions against insider trading. Every Supervised Person must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. Any questions about these procedures should be directed to the Chief Compliance Officer.

1.	Before trading securities for yourself or others, a Supervised Person should ask himself or herself the following questions:

a.	Am I executing this trade based on information that is material? Is this information that an investor would consider important in making his or her investment

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decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

b.	Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal, The Financial Times or other publications of general circulation?

2.	If, after consideration of the above, any Supervised Person believes that the information is material and nonpublic, or if a Supervised Person has questions as to whether the information is material and nonpublic, he or she should take the following steps:

a.	Report the information and proposed recommendation/trade immediately to the Chief Compliance Officer or the regional compliance officer.

b.	Do not purchase or sell, or recommend the purchase or sale, of the securities either on behalf of yourself, on behalf of LaSalle or on behalf of others.

c.	Do not communicate the information inside or outside LaSalle, other than to the Chief Compliance Officer.

d.	After the Chief Compliance Officer has reviewed the issue, the Supervised Person will be instructed either to continue the prohibitions against trading and communication because the Chief Compliance Officer has determined that the information is material and nonpublic, or he or she will be allowed to trade the Security and communicate the information.

3.	Information in a Supervised Person’s possession that is identified as material and nonpublic may not be communicated to anyone, including persons within LaSalle, except as otherwise provided herein. In addition, care should be taken so that such information is secure. For example, files containing material, nonpublic information should be sealed and access to computer files containing material, nonpublic information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private (for example, not by cellular telephone, to avoid potential interception).

4.	If, after consideration of the items set forth in Section 1 of this Article VII, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone.

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VIII.       Administrative Procedures

A.          Distribution of these Procedures

The regional compliance officer shall maintain a list of those persons who are deemed Access Persons in the particular region and shall periodically remind the Access Persons that they are subject to the terms of these Procedures. Each Supervised Person, including Access Persons, shall be given a copy of these Procedures. Promptly thereafter, each such Supervised Person shall file with the Compliance Department a statement containing language substantively in the form of Exhibit E attached hereto indicating that he or she has read and understands these Procedures and agrees to be bound by them, as well as in the event of any material change to these Procedures. On an annual basis, the Chief Compliance Officer shall send a notice to all Access Persons reminding them of their obligations to comply with these Procedures.

B.          Reporting of Violations of These Procedures

It shall be the responsibility of each Supervised Person to promptly report any violation of these procedures to the Chief Compliance Officer.

C.         Record keeping Responsibilities

The Chief Compliance Officer shall be responsible for maintaining custody of the following records in an easily accessible place for a period of five years:

•	A copy of each Code of Ethics for the organization that is currently in effect, or at any time within the past five years was in effect;

•	A copy of each report and attached documentation supplied to the Chief Compliance Officer pursuant to the requirements of Article V of these Procedures;

•	A record of all persons, currently or within the past five years, who are or were deemed Access Persons;

•	A record of all persons, currently or within the past five years, who are or were responsible for reviewing the reports required under Article V of these Procedures;

•	A written record of each violation of these Procedures and a written record of any action taken as a result of each such violation;

•	A record of any decision and the reasons supporting the decision, if any, to approve the acquisition by an Access Person of Securities under Article III. B of this Code; and

•	All Supervised Person’s statements referred to in Article VIII.A. of these Procedures.

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D.          Monitoring of Securities Transactions of Access Persons

The Reports and attached documentation supplied to the Chief Compliance Officer pursuant to Section IV of these Procedures shall be reviewed by the Chief Compliance Officer or regional compliance officer in order to monitor compliance with these Procedures. The Reports and attached documentation supplied by the Chief Compliance Officer shall be reviewed by the General Counsel. Any approvals required for transactions undertaken by the Chief Compliance Officer shall be obtained from the General Counsel.

Code of Ethics Revisions

4/7/14: updated the policy to clarify terms and definitions; update members of the Securities Trading Committee; remove references to non-U.S. mutual funds as not being securities that are required to be reported; and raised the threshold for Securities Trading Committee of violations to be “material” violations.

10/22/13: updated the name of LaSalle US, replaced Kim Woodrow with Elisabeth Stheeman and revised the Securities Trading Committee section to provide for meetings of the Committee based on material violations.

1/24/13: clarified that the entire LIMS BV office are categorized as Access Persons.

11/21/12: created a single Code of Ethics for LIMS, LIMS HK and LIMS BV and added explanatory material to accommodate the different regulatory regimes governing insider trading.

4/3/09: added procedures and material related to possession of material, non-public information.

9/8/08: changed reference to mutual fund to investment company in the Advised Fund Share definition to include closed-end funds.

12/10/07: general changes were made to place the Code in a plain English format.

7/9/07: added David Doherty as CCO and as a member of the Securities Trade Committee.

7/2/07: removed the access person list from the Code for administrative reasons.

3/7/07: added exchange-traded funds to the definition of securities; made clear that those securities are permissible securities; extended period that quarterly reports are due from 10 days to 30 days.

2/12/07: removed Lynn Thurber from the Securities Committee, changed references from senior compliance officer to Chief Compliance Officer.

10/1/06: included within the definition of a Security open-end investment companies.

6/1/06: changed titles of Gordon Repp and Stan Kraska.

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2/13/05: cleaned up references to LaSalle employees.

1/13/05: added definition of Supervised Person and Advised Mutual Fund Shares; made requirement that all supervised persons comply with applicable federal law.

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EXHIBITS

Exhibit A – Securities Trading Committee

Exhibit B – Beneficial Ownership

Exhibit C – Holdings Report

Exhibit D – Quarterly Transaction Report / Access Persons Stock Transactions

Exhibit E – Code of Ethics Acknowledgment

Exhibit F – Insider Trading

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EXHIBIT A

SECURITIES TRADING COMMITTEE OF LASALLE INVESTMENT MANAGEMENT
SECURITIES, LLC

Meetings of the Committee may be called by the Chief Compliance Officer or any member of the Committee when such person believes that a possible material violation of these Procedures has occurred or that the Committee should meet for other purposes, such as to consider interpretations of or changes to these Procedures. A majority of the members of the Committee will constitute a quorum, provided, that the Chief Compliance Officer must be present in order to have a quorum. A majority of the members present at a meeting constitutes the vote required for any action taken by the Committee.

Members of the Committee are as follows:

LaSalle General Counsel (currently Gordon G. Repp)

LaSalle Chief Compliance Officer (currently David Doherty)

LaSalle Global Business Head (currently Stanley Kraska, Jr.)

Regional Senior Officer (if violation involves employee of the region)

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EXHIBIT B

BENEFICIAL OWNERSHIP

A.         General Description of Beneficial Ownership

As used in the Procedures, “beneficial ownership” will be interpreted in the same manner as it would be in determining whether a person is subject to Section 16 of the United States Securities Exchange Act of 1934, except that the determination of such ownership shall apply to all securities, including equity securities. For the purpose of that Act, “beneficial ownership” means:

•	the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or

•	the power to vest such ownership in oneself at once, or at some future time.

Using the above general definition as abroad guidelines, the ultimate determination of “beneficial ownership” will be made in light of the facts of the particular case. Key factors are the degree of the individual’s ability to exercise control over the security and the ability of the individual to benefit from the proceeds of the security. Employees are encouraged to seek the advice of the Chief Compliance Officer if they have any questions concerning whether or not they have beneficial ownership of any security.

B.         General Rules

1.          Securities Held by Family Members

As a general rule, a person is regarded as the beneficial owner of securities held in his or her name, as well as the name of his or her spouse and their minor children. These relationships ordinarily confer to the holders benefits substantially equivalent to ownership. In addition, absent countervailing facts, it is expected that securities held by relatives who share the same home as the reporting person will be reported as beneficially owned by such person.

2.          Securities Held by a Corporation or Partnership

Generally, ownership of securities in a company (i.e., corporation, partnership, etc.) does not constitute beneficial ownership with respect to the holdings of the company in the securities of another issuer. However, an owner of securities issued by a company will be deemed to have beneficial ownership in the securities holdings of the company where:

•	the company is merely a medium through which one or several persons in a small group invest or trade in securities;

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•	the owner owns 25% or more of the outstanding voting securities of, or a 25% or more equity interest in, the company; and
•	the company has no other substantial business.

In such cases, the person or persons who are in a position of control of the company are deemed to have a beneficial ownership interest in the securities of the company.

3.         Securities Held in Trust

Beneficial ownership of securities in a private trust includes:

•	the ownership of securities as a trustee where either the trustee or members of his “immediate family” have a vested interest in the income or corpus of the trust;
•	the ownership of a vested beneficial interest in a trust; and
•	the ownership of securities as a settlor of a trust in which the settlor has the owner to revoke the trust without obtaining the consent of all beneficiaries.

As used in this section, the “immediate family” of a trustee means:

•	parents, mother-in-law or father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law and children, including stepchildren and descendants.

For the purpose of determining whether any of the foregoing relations exists, a legally adopted child of a person shall be considered a child of such person by blood.

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EXHIBIT C

INITIAL AND ANNUAL PERSONAL SECURITIES HOLDINGS

THIS REPORT MUST BE SUBMITTED WITHIN 10 DAYS OF BECOMING AN ACCESS
PERSON AND THEREAFTER ON AN ANNUAL BASIS BY JANUARY 30.

In accordance with the Code of Ethics, please provide a list of all Accounts in which Securities are held for your direct or indirect benefit. Restricted Securities may not be held by Access Persons.

(1)	Name of Access Person:

(2)	If different than (1), name of the person in whose name the account is held:

(3)	Relationship of (2) to (1):

(4)	Broker, dealer or bank at which account is maintained:

(5)	Account Number:

(6)	Contact person at broker, dealer or bank and phone number:

(7)	For each Account, attach the most recent account statement listing all Securities in that Account. If you beneficially own Securities that are not listed in an attached account statement, list them below:

Title and Type of Security	Exchange Ticker/CUSIP	# Shares	Principal Amount

1.

2.

3.

4.

5.

(Attach separate sheet if necessary)

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Check if applicable:	☐	The reporting of any transaction below shall not be construed as an admission that I have any direct or indirect beneficial ownership in the subject security.

	☐	I do not own any Securities.

I certify that this form and the attached statements (if any) constitute all of the Securities which I beneficially own, including those held in accounts of my immediate family residing in my household.

Access Person Signature

Dated: ____________________
Print Name

REVIEWED: ____________________
(Date)	(Signature)

FOLLOW-UP ACTION (if any) (attach additional sheet if required)

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EXHIBIT D

THIS REPORT MUST BE SUBMITTED WITHIN 30 DAYS OF QUARTER END

ACCESS PERSON TRANSACTION RECORD for
(Name)

FOR CALENDAR QUARTER ENDED
(Date)

I AM REPORTING BELOW ALL TRANSACTIONS REQUIRED TO BE REPORTED FOR THE QUARTER PURSUANT TO THE CODE OF ETHICS AND SECURITIES TRADING POLICY.

(Date)	(Access Person’s Signature)

I. TRANSACTION REPORTING

Check if applicable:	(a)	☐	I had no transactions to report during this period because:
☐ I had no transactions in Securities during the quarter; or
☐ I had no transactions that were required to reported during the quarter.
	(b)	☐	All transactions required to be reported are indicated below or have been provided to the Chief Compliance Officer through statements and, if applicable, are additionally indicated below.
	(c)	☐	The reporting of any transaction below shall not be construed as an admission that I have any direct or indirect beneficial ownership in the Security.

Transactions

Date	Security Title, Ticker/ CUSIP	Interest Rate	Maturity Date	# Shares	Principal Amount	Purchase/ Sale/ Other	Price	Broker/ Dealer/ Bank

(attach additional sheets if necessary)

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II. ACCOUNT REPORTING

Securities Accounts Opened During Quarter

Instruction: The following section must be completed by all Access Persons.

☐	I did not open any Account with any broker, dealer or bank during the quarter; or
☐	I opened an Account with a broker, dealer or bank during the quarter as indicated below.

Date Account	Broker, Dealer or Bank
Was Established	Name

REVIEWED: ____________________
(Date)	(Signature)

FOLLOW-UP ACTION (if any) (attach additional sheet if required)

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EXHIBIT E

CODE OF ETHICS ACKNOWLEDGMENT

I have read the Code of Ethics of LaSalle Investment Management Securities, LLC and understand the requirements thereof and will comply with such requirements.

Dated: ________________	Signature:

Please print your name here

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EXHIBIT F

(1)	Who is an Insider?

The concept of “insider” is broad. It includes officers, directors and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers and the employees of such organizations. In addition, the adviser may become a temporary insider of a company it advises or for which it performs other services. According to the United States Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential, and the relationship must at least imply such a duty before the outsider will be considered an insider.

(2)	What is material information?

Trading on inside information is not a basis for liability unless the information is material. “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. No simple “bright line” test exists to determine when information is material. Assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any question about whether information is material to the Chief Compliance Officer.

Material information often relates to a company’s results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material.

Material information does not have to relate to a company’s business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the United States Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in The Wall Street Journal and whether those reports would be favorable or unfavorable.

(3)	What is nonpublic information?

Information is nonpublic until it has been effectively disseminated broadly to investors in the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones “tape,”

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Reuters Economic Services, The Wall Street Journal or other publications of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

(4) What are the penalties for insider trading?

Penalties for trading on or communicating material, nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: (a) civil injunctions; (b) treble damages; (c) disgorgement of profits; (d) jail sentences; (e) fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited: and (f) fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

The information above is geared towards conduct that is subject to the jurisdiction of the United States, but it has general applicability with respect to how LaSalle trades on behalf of clients across the globe, as well as personal conduct of LaSalle employees in the course of their personal trading.

In addition to the foregoing, any violation of LaSalle’s Code of Ethics Policy can be expected to result in serious sanctions as set forth in Article VI of the Code of Ethics, including dismissal of the person or persons involved.

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